Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Zhone Technologies, Inc.:

We consent to the incorporation by reference in the registration statements on Form S-3 (Nos. 333-115306 and 333-113320) and in the registration statements on Form S-8 (Nos. 333-172876, 333-165510, 333-158009, 333-155321, 333-149598, 333-141153, 333-134217, 333-132336, 333-128092, 333-123369, 333-117142, 333-110713, 333-98855, 333-88732, 333-83422, 333-73352, and 333-61956) of Zhone Technologies, Inc. (the Company) of our report dated March 15, 2012, with respect to the consolidated balance sheets of Zhone Technologies, Inc. and subsidiaries as of December 31, 2011 and 2010, and the related consolidated statements of operations, stockholders’ equity and comprehensive income, and cash flows, for each of the years in the three-year period ended December 31, 2011, which report appears in the December 31, 2011 annual report on Form 10-K of Zhone Technologies, Inc.

/s/KPMG LLP

San Francisco, California

March 15, 2012